Exhibit 99.1
Okta Announces Fourth Quarter And Fiscal Year 2025 Financial Results
•Q4 revenue and subscription revenue grew 13% year-over-year
•Remaining performance obligations (RPO) grew 25% year-over-year; current remaining performance obligations (cRPO) grew 15% year-over-year
•Record operating profitability
•Record operating cash flow of $286 million and free cash flow of $284 million

SAN FRANCISCO – March 3, 2025 – Okta, Inc. (Nasdaq: OKTA), the leading independent Identity partner, today announced financial results for its fourth quarter and fiscal year ended January 31, 2025.
“Okta’s strong financial results were highlighted by accelerating RPO and cRPO, coupled with record profitability and cash flow,” said Todd McKinnon, Chief Executive Officer and co-founder of Okta. “In a rapidly evolving IT and security landscape, organizations are turning to Okta as their identity partner for our ability to deliver the broadest array of modern identity security with the flexibility to meet their demands. We’re entering the new fiscal year laser focused on serving our customers with even more innovation on the Okta and Auth0 platforms while further elevating the industry with the Okta Secure Identity Commitment.”

Fourth Quarter Fiscal 2025 Financial Highlights:
•Revenue: Total revenue was $682 million, an increase of 13% year-over-year. Subscription revenue was $670 million, an increase of 13% year-over-year.
•RPO: RPO, or subscription backlog, was $4.215 billion, an increase of 25% year-over-year. cRPO, which represents subscription backlog expected to be recognized over the next 12 months, was $2.248 billion, up 15% compared to the fourth quarter of fiscal 2024.
•GAAP Operating Income/Loss: GAAP operating income was $8 million, or 1% of total revenue, compared to a GAAP operating loss of $83 million, or (14)% of total revenue, in the fourth quarter of fiscal 2024.
•Non-GAAP Operating Income: Non-GAAP operating income was $168 million, or 25% of total revenue, compared to a non-GAAP operating income of $129 million, or 21% of total revenue, in the fourth quarter of fiscal 2024.
•GAAP Net Income/Loss: GAAP net income was $23 million, compared to a GAAP net loss of $44 million in the fourth quarter of fiscal 2024. GAAP basic and diluted net income per share were $0.13, compared to a GAAP basic and diluted net loss per share of $0.26 in the fourth quarter of fiscal 2024.
•Non-GAAP Net Income: Non-GAAP net income was $141 million, compared to non-GAAP net income of $113 million in the fourth quarter of fiscal 2024. Non-GAAP diluted net income per share was $0.78, compared to non-GAAP diluted net income per share of $0.63 in the fourth quarter of fiscal 2024.
•Cash Flow: Net cash provided by operations was $286 million, or 42% of total revenue, compared to net cash provided by operations of $174 million, or 29% of total revenue, in the fourth quarter of fiscal 2024. Free cash flow was $284 million, or 42% of total revenue, compared to $166 million, or 28% of total revenue, in the fourth quarter of fiscal 2024.
•Cash, cash equivalents, and short-term investments were $2.523 billion at January 31, 2025.

Full Year Fiscal 2025 Financial Highlights:
•Revenue: Total revenue was $2.610 billion, an increase of 15% year-over-year. Subscription revenue was $2.556 billion, an increase of 16% year-over-year.
•GAAP Operating Loss: GAAP operating loss was $74 million, or (3)% of total revenue, compared to a GAAP operating loss of $516 million, or (23)% of total revenue for fiscal 2024.
•Non-GAAP Operating Income: Non-GAAP operating income was $587 million, or 22% of total revenue, compared to non-GAAP operating income of $310 million, or 14% of total revenue for fiscal 2024.
•GAAP Net Income/Loss: GAAP net income was $28 million, compared to a GAAP net loss of $355 million, for fiscal 2024. GAAP basic and diluted net income per share were $0.16 and $0.06, respectively, compared to a GAAP basic and diluted net loss per share of $2.17, for fiscal 2024.
•Non-GAAP Net Income: Non-GAAP net income was $510 million, compared to non-GAAP net income of $286 million for fiscal 2024. Non-GAAP diluted net income per share was $2.81, compared to non-GAAP diluted net income per share of $1.60 for fiscal 2024.
•Cash Flow: Net cash provided by operations was $750 million, or 29% of total revenue, compared to $512 million, or 23% of total revenue, for fiscal 2024. Free cash flow was $730 million, or 28% of total revenue, compared to $489 million, or 22% of total revenue, for fiscal 2024.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.
Financial Outlook:
We're taking a prudent approach to forward guidance that factors in our previously announced go-to-market specialization.
For the first quarter of fiscal 2026, the Company expects:
•Total revenue of $678 million to $680 million, representing a growth rate of 10% year-over-year;
•Current RPO of $2.185 billion to $2.190 billion, representing a growth rate of 12% year-over-year;
•Non-GAAP operating income of $168 million to $170 million, which yields a non-GAAP operating margin of 25%;
•Non-GAAP diluted net income per share of $0.76 to $0.77, assuming diluted weighted-average shares outstanding of approximately 184 million and a non-GAAP tax rate of 26%; and
•Non-GAAP free cash flow margin of approximately 25%, inclusive of the expected cash impact of approximately $11 million related to the organizational restructuring expected to be paid out in the first quarter.

For the full year fiscal 2026, the Company now expects:
•Total revenue of $2.850 billion to $2.860 billion, representing a growth rate of 9% to 10% year-over-year;
•Non-GAAP operating income of $705 million to $715 million, which yields a non-GAAP operating margin of 25%;

•Non-GAAP diluted net income per share of $3.15 to $3.20, assuming diluted weighted-average shares outstanding of approximately 186 million and a non-GAAP tax rate of 26%; and
•Non-GAAP free cash flow margin of approximately 26%.

These statements are forward-looking and actual results may differ materially. Refer to the "Forward-Looking Statements" safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Okta has not reconciled its forward-looking non-GAAP financial measures to their most directly comparable GAAP measures because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP financial measures are not available without unreasonable effort.

Webcast Information:
Okta will host a live video webcast at 2:00 p.m. Pacific Time on March 3, 2025 to discuss the results and outlook. The prepared remarks and the news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the webcast. The live video webcast will be accessible from the Okta investor relations website at investor.okta.com. A replay will be available on the Okta investor relations website following the completion of the event.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com. Okta uses its investor.okta.com website and okta.com/blog websites (including the Security Blog, Okta Developer Blog and Auth0 Developer Blog) as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations and okta.com/blog websites in addition to following our press releases, SEC filings and public conference calls and webcasts.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net margin, non-GAAP diluted net income per share, non-GAAP tax rate, free cash flow and free cash flow margin. Certain of these non-GAAP financial measures exclude stock-based compensation, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities, certain non-ordinary course legal settlements and related expenses, amortization of debt issuance costs and gain on early extinguishment of debt. Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of the transaction close.

Stock-based compensation is non-cash in nature and is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of our employees and executives, the expense for the fair value of the stock-based instruments we use may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. We believe excluding stock-based compensation provides meaningful supplemental information regarding the long-term performance of our core business and facilitates comparison of our results to those of peer companies.
We also exclude non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities, certain non-ordinary course legal settlements and related expenses, amortization of debt issuance costs and gain on early extinguishment of debt from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of our core operating results.
In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We use a fixed long-term projected tax rate of 26% in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. The non-GAAP tax rate could be subject to change for a variety of reasons, including changes in tax laws and regulations, significant changes in our geographic earnings mix, or other changes to our strategy or business operations. We will periodically reevaluate the projected long-term tax rate, as necessary, for significant events based on our ongoing analysis of relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized software. Free cash flow margin is calculated as free cash flow divided by total revenue. We use free cash flow as a measure of financial progress in our business, as it balances operating results, cash management, and capital efficiency. We believe information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations, and to fund other capital expenditures. Free cash flow can be volatile and is sensitive to many factors, including changes in working capital and timing of capital expenditures. Working capital at any specific point in time is subject to many variables, including seasonality, the discretionary timing of expense payments, discounts offered by vendors, vendor payment terms, and fluctuations in foreign exchange rates.
We periodically reassess the components of our non-GAAP adjustments for changes in how we evaluate our performance and changes in how we make financial and operational decisions, and consider the use of these measures by our competitors and peers to ensure the adjustments remain relevant and meaningful.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, macroeconomic conditions have in the past and could in the future reduce demand for our solutions; we and our third-party service providers have in the past and could in the future experience cybersecurity incidents; we may be unable to manage or sustain our revenue growth and profitability; our financial resources may be insufficient to effectively compete in our market; we may be unable to attract new customers, or retain or sell additional solutions to existing customers; we may fail to maintain strategic partnerships to promote or enhance our solutions; we may experience challenges successfully expanding our existing marketing and sales capabilities, including further specializing our go-to-market organization; customer growth has slowed in recent periods and could continue to decelerate in the future; we could experience interruptions or performance problems associated with our technology, including a service outage; and we and our third-party service providers have failed, or were perceived as having failed, to fully comply with various privacy and security provisions to which we are subject, and similar incidents could occur in the future. Further information on potential factors that could affect our financial results is included in our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta, Inc. is The World’s Identity Company™. We secure Identity, so everyone is free to safely use any technology. Our customer and workforce solutions empower businesses and developers to use the power of Identity to drive security, efficiencies, and success — all while protecting their users, employees, and partners. Learn why the world’s leading brands trust Okta for authentication, authorization, and more at okta.com.

Investor Contact:
Dave Gennarelli
investor@okta.com

Media Contact:
Kyrk Storer
press@okta.com

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, shares in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Revenue:
Subscription	$670	$591	$2,556	$2,205
Professional services and other	12	14	54	58
Total revenue	682	605	2,610	2,263
Cost of revenue:
Subscription(1)	142	126	549	502
Professional services and other(1)	16	19	69	79
Total cost of revenue	158	145	618	581
Gross profit	524	460	1,992	1,682
Operating expenses:
Research and development(1)	157	156	642	656
Sales and marketing(1)	235	249	965	1,036
General and administrative(1)	113	110	448	450
Restructuring and other charges	11	28	11	56
Total operating expenses	516	543	2,066	2,198
Operating income (loss)	8	(83)	(74)	(516)
Interest expense	(1)	(1)	(5)	(8)
Interest income and other, net	24	25	106	81
Gain on early extinguishment of debt	—	15	19	106
Interest and other, net	23	39	120	179
Income (loss) before provision for income taxes	31	(44)	46	(337)
Provision for income taxes	8	—	18	18
Net income (loss)	$23	$(44)	$28	$(355)

Net income (loss) per share, basic	$0.13	$(0.26)	$0.16	$(2.17)
Net income (loss) per share, diluted	$0.13	$(0.26)	$0.06	$(2.17)

Weighted-average shares used to compute net income (loss) per share, basic	171,936	166,002	169,569	163,634
Weighted-average shares used to compute net income (loss) per share, diluted	175,280	166,002	175,086	163,634

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Cost of subscription revenue	$21	$18	$82	$75
Cost of professional services and other	3	4	12	15
Research and development	48	65	216	277
Sales and marketing	32	37	131	156
General and administrative	27	37	124	161
Total stock-based compensation expense	$131	$161	$565	$684

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(unaudited)

	January 31,	January 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$409	$334
Short-term investments	2,114	1,868
Accounts receivable, net of allowances	621	559
Deferred commissions	140	113
Prepaid expenses and other current assets	132	106
Total current assets	3,416	2,980
Property and equipment, net	43	48
Operating lease right-of-use assets	74	83
Deferred commissions, noncurrent	267	242
Intangible assets, net	138	182
Goodwill	5,448	5,406
Other assets	51	48
Total assets	$9,437	$8,989
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$13	$12
Accrued expenses and other current liabilities	103	115
Accrued compensation	207	167
Convertible senior notes, net	509	—
Deferred revenue	1,691	1,488
Total current liabilities	2,523	1,782
Convertible senior notes, net, noncurrent	349	1,154
Operating lease liabilities, noncurrent	94	112
Deferred revenue, noncurrent	27	23
Other liabilities, noncurrent	39	30
Total liabilities	3,032	3,101

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	—	—
Class B common stock	—	—
Additional paid-in capital	9,219	8,724
Accumulated other comprehensive loss	(12)	(6)
Accumulated deficit	(2,802)	(2,830)
Total stockholders’ equity	6,405	5,888
Total liabilities and stockholders' equity	$9,437	$8,989

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(unaudited)

	Twelve Months Ended January 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$28	$(355)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	565	684
Depreciation, amortization and accretion	88	84
Amortization of deferred commissions	130	104
Deferred income taxes	2	6
Lease impairment charges	—	28
Gain on early extinguishment of debt	(19)	(106)
Other, net	9	13
Changes in operating assets and liabilities:
Accounts receivable	(63)	(79)
Deferred commissions	(186)	(158)
Prepaid expenses and other assets	(37)	(32)
Operating lease right-of-use assets	20	23
Accounts payable	1	—
Accrued compensation	41	68
Accrued expenses and other liabilities	(3)	21
Operating lease liabilities	(33)	(39)
Deferred revenue	207	250
Net cash provided by operating activities	750	512
Cash flows from investing activities:
Capitalized software	(12)	(15)
Purchases of property and equipment	(8)	(8)
Purchases of securities available-for-sale and other	(1,812)	(1,709)
Proceeds from maturities and redemption of securities available-for-sale	1,571	2,134
Proceeds from sales of securities available-for-sale and other	3	62
Payments for business acquisitions, net of cash acquired	(56)	(22)
Purchases of intangible assets	—	(1)
Net cash provided by (used in) investing activities	(314)	441
Cash flows from financing activities:
Payments for repurchases of convertible senior notes	(280)	(937)
Taxes paid related to net share settlement of equity awards	(148)	—
Payments for warrants related to convertible senior notes	—	(7)
Proceeds from stock option exercises	27	15
Proceeds from shares issued in connection with employee stock purchase plan	42	46
Net cash used in financing activities	(359)	(883)
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	(4)	1
Net increase in cash, cash equivalents and restricted cash	73	71
Cash, cash equivalents and restricted cash at beginning of period	342	271
Cash, cash equivalents and restricted cash at end of period	$415	$342

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(dollars in millions, shares in thousands, except per share data)
(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue, amortization of acquired intangibles and acquisition and integration-related expenses.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Gross profit	$524	$460	$1,992	$1,682
Add:
Stock-based compensation expense included in cost of revenue	24	22	94	90
Amortization of acquired intangibles	10	12	44	47
Non-GAAP gross profit	$558	$494	$2,130	$1,819
Gross margin	77%	76%	76%	74%
Non-GAAP gross margin	82%	82%	82%	80%
Non-GAAP Operating Income and Non-GAAP Operating Margin
We define non-GAAP operating income and non-GAAP operating margin as GAAP operating income (loss) and GAAP operating margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities and certain non-ordinary course legal settlements and related expenses.
In fiscal 2025, we updated our definition of non-GAAP operating income and non-GAAP operating margin to include certain non-ordinary course legal settlements and related expenses.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Operating income (loss)	$8	$(83)	$(74)	$(516)
Add:
Stock-based compensation expense	131	161	565	684
Non-cash charitable contributions	—	2	5	6
Amortization of acquired intangibles	18	19	73	78
Acquisition and integration-related expenses	—	2	—	2
Restructuring costs	11	28	11	56
Legal settlements and related expenses	—	—	7	—
Non-GAAP operating income	$168	$129	$587	$310
Operating margin	1%	(14)%	(3)%	(23)%
Non-GAAP operating margin	25%	21%	22%	14%

Non-GAAP Net Income, Non-GAAP Net Margin and Non-GAAP Diluted Net Income Per Share
We define non-GAAP net income and non-GAAP net margin as GAAP net income (loss) and GAAP net margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, amortization of debt issuance costs, gain on early extinguishment of debt, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities and certain non-ordinary course legal settlements and related expenses. In addition, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We use a fixed long-term projected tax rate of 26% in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods.
In fiscal 2025, we updated our definition of non-GAAP net income and non-GAAP net margin to include certain non-ordinary course legal settlements and related expenses.
We define non-GAAP diluted net income per share, as non-GAAP net income divided by GAAP weighted-average shares used to compute net income (loss) per share, basic, adjusted for the potentially dilutive effect of (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense, and (ii) convertible senior notes outstanding and related warrants. In addition, non-GAAP net income per share, diluted, includes the impact of our capped call agreements on convertible senior notes outstanding. The capped call agreements are intended to offset potential dilution to our Class A common stock upon any conversion or settlement of the convertible senior notes under certain circumstances. Accordingly, we did not record any adjustments for the potential impact of the convertible senior notes outstanding under the if-converted method.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Net income (loss)	$23	$(44)	$28	$(355)
Add:
Stock-based compensation expense	131	161	565	684
Non-cash charitable contributions	—	2	5	6
Amortization of acquired intangibles	18	19	73	78
Acquisition and integration-related expenses	—	2	—	2
Amortization of debt issuance costs	—	—	2	3
Gain on early extinguishment of debt	—	(15)	(19)	(106)
Restructuring costs	11	28	11	56
Legal settlements and related expenses	—	—	7	—
Tax adjustment	(42)	(40)	(162)	(82)
Non-GAAP net income	$141	$113	$510	$286

Net margin	3%	(7)%	1%	(16)%
Non-GAAP net margin	21%	19%	20%	13%

Weighted-average shares used to compute net income (loss) per share, basic	171,936	166,002	169,569	163,634
Non-GAAP weighted-average effect of potentially dilutive securities	9,636	13,247	12,020	14,763
Non-GAAP weighted-average shares used to compute non-GAAP net income per share, diluted	181,572	179,249	181,589	178,397

Net income (loss) per share, diluted	$0.13	$(0.26)	$0.06	$(2.17)
Non-GAAP net income per share, diluted	$0.78	$0.63	$2.81	$1.60

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(dollars in millions)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized software. Free cash flow margin is calculated as free cash flow divided by total revenue.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$286	$174	$750	$512
Less:
Purchases of property and equipment	(1)	(3)	(8)	(8)
Capitalized software	(1)	(5)	(12)	(15)
Free cash flow	$284	$166	$730	$489
Net cash provided by (used in) investing activities	$(177)	$(133)	$(314)	$441
Net cash used in financing activities	$(7)	$(109)	$(359)	$(883)
Operating cash flow margin	42%	29%	29%	23%
Free cash flow margin	42%	28%	28%	22%